EXHIBIT 99.1

ENGlobal Finalizes Credit Facility With Regions Bank

HOUSTON, Sept. 17, 2014 (GLOBE NEWSWIRE) -- ENGlobal (Nasdaq:ENG),a leading provider of engineering and automation services, announced today that it has closed on a new three-year secured revolving credit facility with Regions Bank (NYSE:RF). The Regions facility allows the Company to borrow up to $10 million pursuant to a borrowing base formula based primarily on the Company's eligible accounts receivable.

The Regions facility will be used to provide ongoing working capital for ENGlobal and for other general corporate purposes. The new facility will replace the Company's former facility with PNC Bank, N.A., which was undrawn at the time of Closing.

"We are very pleased to have closed this new credit facility with Regions," ENGlobal's Chief Financial Officer, Mark Hess, said. "The Regions credit facility will maintain our borrowing capacity and liquidity, thereby providing working capital for growth. Regions has a strong understanding of our business and we look forward to a long and mutually rewarding business relationship."

Additional details regarding the Regions facility will be available in ENGlobal's Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

About ENGlobal

ENGlobal (Nasdaq:ENG) is a provider of engineering and automation services primarily to the energy sector throughout the United States and internationally. ENGlobal operates through two business segments: Automation and Engineering. ENGlobal's Automation segment provides services related to the design, fabrication and implementation of distributed control, instrumentation and process analytical systems. The Engineering segment provides consulting services for the development, management and execution of projects requiring professional engineering, construction management, and related support services. Within the Engineering segment, ENGlobal's Government Services group provides engineering, design, installation and operation and maintenance of various government, public sector and international facilities, and specializes in the turnkey installation and maintenance of automation and instrumentation systems for the U.S. Defense industry worldwide. Further information about the Company and its businesses is available at www.ENGlobal.com.

Safe Harbor for Forward-Looking Statements

The statements above regarding the Company's expectations regarding its operations and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) our ability to execute to our internal performance plans, productivity improvement and cost containment initiatives; (2) our ability to comply with the terms under our new credit facility; (3)  our ability to sustain profitability and positive cash flow from operations; (4) our ability to realize revenue projected in our backlog and our ability to collect accounts receivable and process accounts payable in a timely manner; (5) operational and political risks in Russia and Kazakhstan along the Caspian Sea, (6) the effect of changes in the prices of oil and natural gas, (7) the effect of changes in laws and regulations with which the Company must comply and the associated costs of compliance with such laws and regulations; (8) the effect of changes in accounting policies and practices as may be adopted by regulatory agencies. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings.

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CONTACT: Mark A. Hess
         (281) 878-1040
         ir@ENGlobal.com